UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 24, 2012

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)	27410 (Zip Code)

Registrant's telephone number, including area code: (336) 294-4410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.07     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On October 24, 2012, Unifi, Inc. (the “Registrant”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”). The following are the voting results on each matter submitted to the Registrant's shareholders at the Annual Meeting:

Proposal 1: Election of Directors. The Registrant's shareholders elected the following nine nominees as directors, to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified, by the following vote:

Name	For	Withheld	Broker Non-Votes
William J. Armfield, IV	14,238,297	175,847	3,633,956
R. Roger Berrier, Jr.	14,259,062	155,082	3,633,956
Archibald Cox, Jr.	14,279,338	134,806	3,633,956
William L. Jasper	14,233,262	180,882	3,633,956
Kenneth G. Langone	14,223,297	190,847	3,633,956
George R. Perkins, Jr.	14,265,380	148,764	3,633,956
Suzanne M. Present	14,292,468	121,676	3,633,956
G. Alfred Webster	14,253,243	160,901	3,633,956
Mitchel Weinberger	14,260,737	153,407	3,633,956

Proposal 2: Advisory Vote on Executive Compensation. The Registrant's shareholders voted to approve, on a non-binding basis, the compensation of the Registrant's named executive officers, by the following vote:

For	Against	Abstentions	Broker Non-Votes
12,038,839	850,218	1,525,087	—

Proposal 3: Ratification of the Independent Registered Public Accounting Firm. The Registrant's shareholders voted to ratify the appointment of KPMG LLP as the Registrant's independent registered public accounting firm for the fiscal year ending June 30, 2013 by the following vote:

For	Against	Abstentions	Broker Non-Votes
18,009,452	37,982	666	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/s/ Charles F. McCoy
Charles F. McCoy Vice President, Secretary and General Counsel

Dated: October 29, 2012